EXHIBIT 32

CERTIFICATION OF CEO AND CFO PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of First National Community Bancorp, Inc. (“the Company”) on Form 10-K/A for the year ended December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Steven R. Tokach, President and Chief Executive Officer of the Company, and I, James M. Bone, Jr., Executive Vice President and Chief Financial Officer of the Company, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes –Oxley Act of 2002, that to the best of our knowledge:

1.     the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o (d)); and

2.     the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the year ended December 31, 2014.

Date: June 2, 2015	By:	/s/ Steven R. Tokach
Steven R. Tokach President and Chief Executive Officer

Date: June 2, 2015	By:	/s/ James M. Bone, Jr.
James M. Bone, Jr., CPA
Executive Vice President and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.